                                                                    EXHIBIT 23-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 033-54155) of Energy East Corporation of our report dated January 25, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in Energy East Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                  /s/ PricewaterhouseCoopers LLP

New York, New York
October 22, 2002